Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to Registration Statement No. 033-20309 on Form N-1A of our report dated February 27, 2018, relating to the financial statements and financial highlights of Lord Abbett Emerging Markets Corporate Debt Fund, Lord Abbett Emerging Markets Bond Fund (formerly known as “Lord Abbett Emerging Markets Currency Fund”) and Lord Abbett Multi-Asset Global Opportunity Fund, each a series of Lord Abbett Global Fund, Inc., appearing in the Annual Report on Form N-CSR of Lord Abbett Global Fund, Inc., for the year ended December 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectus for Lord Abbett Emerging Markets Bond Fund (formerly known as “Lord Abbett Emerging Markets Currency Fund”) and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are both part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

July 26, 2018